                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



      Date of Report (Date of earliest event reported):    AUGUST 21, 1997


                              HATHAWAY CORPORATION

               (Exact name of registrant as specified in Charter)



       COLORADO                      0-4041                      84-0518115
(State or other jurisdiction  (Commission File Number)         (IRS Employer
     of Incorporation)                                     Identification No.)



               8228 PARK MEADOWS DRIVE, LITTLETON, COLORADO 80124

                    (Address of Principal executive offices)



      Registrant's telephone number, including area code:  (303) 799-8200

                       SECURITIES AND EXCHANGE COMMISSION
                                   FORM 8-K

                             HATHAWAY CORPORATION

ITEM 5.   OTHER EVENTS

          Hathaway Corporation ("the Company") is filing this Form 8-K in order to provide investors with timely financial information. The Company is filing its unaudited condensed consolidated balance sheet as of June 30, 1997 and the related unaudited condensed consolidated statement of cash flows for the year then ended, together with comparative data for the year ended June 30, 1996 derived from the Company's audited financial statements. This information supplements the earnings data disclosed by the Company in a press release dated August 18, 1997, which is included in this filing. The Company expects to file its June 30, 1997 Annual Report and Form 10-K by September 26, 1997.

          Certain information and all footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted herein. Accordingly, the accompanying financial information is not, and should not be considered to be in full compliance with Regulation S-X or generally accepted principles. The reader is urged to read the information contained herein in conjunction with the Consolidated Financial Statements and related Notes to such Statements included in the June 30, 1996 Annual Report and Form 10-K, and the March 31, 1997 Form 10-Q, previously filed by the Company.

          The following financial statements and exhibits are set forth in the pages attached hereto:

          a. Condensed Consolidated Balance Sheets as of June 30, 1997 (Unaudited) and 1996
          b. Condensed Consolidated Statements of Cash Flows for the years ended June 30, 1997 (Unaudited) and 1996
          c.  Press Release dated August 18, 1997

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                HATHAWAY CORPORATION
Date: August 21, 1997                           By: /s/ Richard D. Smith
---------------------                               -------------------------
                                                Executive Vice President,
                                                Treasurer, and Chief Financial
                                                and Accounting Officer

                             HATHAWAY CORPORATION
                     CONDENSED CONSOLIDATED BALANCE SHEETS
                                (IN THOUSANDS)


                                          JUNE 30, 1997   JUNE 30, 1996
                                           (UNAUDITED)
------------------------------------------------------------------------
ASSETS
CURRENT ASSETS:
    Cash and cash equivalents                 $ 3,431        $ 4,925
    Restricted cash                               253            312
    Marketable securities                          --            201
    Trade receivables, net                      6,910          6,293
    Inventories, net                            4,907          4,972
    Prepaid expenses and other                  2,028          1,750
------------------------------------------------------------------------
Total current assets                           17,529         18,453
Property and equipment, net                     1,841          1,727
Other                                             597            959
------------------------------------------------------------------------
TOTAL ASSETS                                  $19,967        $21,139
========================================================================
LIABILITIES AND STOCKHOLDERS' INVESTMENT
CURRENT LIABILITIES:
   Long-term debt classified as current       $ 1,769        $    --
   Accounts payable and accrued liabilities     5,172          5,080
------------------------------------------------------------------------
Total current liabilities                       6,941          5,080
Long-term debt                                     --          1,777
------------------------------------------------------------------------
TOTAL LIABILITIES                               6,941          6,857
STOCKHOLDERS' INVESTMENT:
    Common stock                                  100            100
    Additional paid-in capital                  9,954          9,712
    Loans receivable for stock                   (235)          (235)
    Retained earnings                           6,818          8,247
    Cumulative translation adjustments            360            163
    Treasury stock                             (3,971)        (3,705)
------------------------------------------------------------------------
TOTAL STOCKHOLDERS' INVESTMENT                 13,026         14,282
------------------------------------------------------------------------
TOTAL LIABILITIES AND STOCKHOLDERS'
 INVESTMENT                                   $19,967        $21,139
========================================================================

                             HATHAWAY CORPORATION
                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                (IN THOUSANDS)

                                              FOR THE YEARS ENDED JUNE 30,
                                                 1997               1996
                                             (UNAUDITED)
---------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss                                          $(1,429)         $(1,013)
Adjustments to reconcile net loss to
 net cash from operating activities:
   Depreciation and amortization                    1,199              960
   Other                                              241             (149)
Changes in operating assets and
 liabilities                                         (208)             109
---------------------------------------------------------------------------
Net cash from operating activities                   (197)             (93)
CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchase of property and equipment                (651)            (719)
   Purchase of Tate Integrated Systems               (863)              --
   Other                                              201            1,095
---------------------------------------------------------------------------
Net cash from investing activities                 (1,313)             376
CASH FLOWS FROM FINANCING ACTIVITIES:
   Repayments on line of credit and
    long-term debt                                     (8)            (360)
   Dividends paid to stockholders                      --             (426)
   Other                                              (24)             (42)
---------------------------------------------------------------------------
Net cash from financing activities                    (32)            (828)
EFFECT OF FOREIGN EXCHANGE RATE CHANGES
 ON CASH                                               48              (35)
---------------------------------------------------------------------------
NET DECREASE IN CASH AND CASH
 EQUIVALENTS                                       (1,494)            (580)
CASH AND CASH EQUIVALENTS AT BEGINNING
 OF YEAR                                            4,925            5,505
---------------------------------------------------------------------------
CASH AND CASH EQUIVALENTS AT END OF YEAR          $ 3,431          $ 4,925
===========================================================================

                             HATHAWAY CORPORATION
                                 PRESS RELEASE

                                    RELEASE:       AUGUST 18, 1997
                                    CONTACT:       JULIE L. ALONZI
                                    STOCK SYMBOL:  HATH (NASDAQ-NMS)

FOR IMMEDIATE RELEASE
===========================================================================

                               HATHAWAY REPORTS
                            FOURTH QUARTER RESULTS

DENVER, COLORADO -- Hathaway Corporation (NASDAQ: HATH) today announced it recognized net income of $108,000, or $.02 per share, for the fourth fiscal quarter ended June 30, 1997, compared to net income of $238,000, or $.06 per share, for the fourth quarter of last year. Revenues increased 14% in the fourth quarter from $9,948,000 last year to $11,317,000 this year.

Hathaway recognized a net loss of $1,429,000, or $.33 per share, for the year ended June 30, 1997, compared to a net loss of $1,013,000, or $.24 per share, for the year ended June 30, 1996. Of the loss for 1997, $923,000 is a result of the investment in Hathaway Industrial Automation (HIA) acquired by the Company effective September 30, 1996. The year's net loss excluding the loss of HIA was $506,000, which compares to last year's loss of $1,013,000. HIA is a full service supplier of process automation systems for Supervisory Control and Data Acquisition (SCADA) and Distributed Control Systems (DCS) used in industrial applications. Its advanced technology is being developed to put Hathaway in the forefront of future power systems automation.

Revenues for the year increased 13% from $35,411,000 in fiscal 1996 to $39,946,000 in fiscal 1997. The increase in revenues is due to a 16% increase in power and process sales and a 7% increase in motion control sales. The increase in power and process revenues is due to revenues generated by HIA since September 30, 1996 and a 3% increase in traditional power and process revenues.

"We believe 1997 was a positive year for Hathaway. The increase in traditional power and process revenues - the first increase over the prior year since 1993 - is very encouraging for the future of the Company. Motion control revenues also continue to grow. In addition, we are beginning to see significant savings generated from the cost reduction initiatives implemented in 1996 and 1997," commented Gene Prince, Chairman of the Board, President and Chief Executive Officer. "Our investment in HIA furthers our efforts to participate in the system automation industry in HIA's traditional industrial market, as well as in the power market."

Headquartered in Denver, Colorado, Hathaway designs, manufactures and sells advanced systems and instrumentation to the worldwide power and process industries, as well as motion control products to a broad spectrum of customers throughout the world. With subsidiaries in the United States and United Kingdom and joint venture investments in China and Malaysia, Hathaway is the world's leading manufacturer of electric power fault recording equipment and a leader in process calibration technology and motion control products.

                             HATHAWAY CORPORATION
                           PRESS RELEASE (CONTINUED)
                               FINANCIAL SUMMARY
                     IN THOUSANDS (EXCEPT PER SHARE DATA)

                                                 FOR THE THREE MONTHS ENDED       FOR THE YEARS ENDED
                                                          JUNE 30,                      JUNE 30,
                                                   1997             1996            1997           1996
                                                (UNAUDITED)      (UNAUDITED)     (UNAUDITED)
============================================================================================================
Revenues                                          $11,317            $9,948       $39,946         $35,411

Income (loss) before income taxes                      50               120        (2,192)         (1,398)
Benefit for income  taxes                              58               118           763             385
                                                  -----------------------------------------------------------
Net income (loss)                                 $   108            $  238       $(1,429)        $(1,013)
                                                  ===========================================================

PER SHARE AMOUNTS:
Primary net income (loss) per share               $  0.02            $ 0.06       $ (0.33)          (0.24)
                                                  ===========================================================
Primary common and common equivalent
 shares                                             4,318             4,271         4,317           4,264
                                                  ===========================================================